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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 (File No. 333-36575) (i) of our report dated December 15, 1997, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, on our audit of the consolidated financial statements and financial statement schedules of U.S. Legal Support, Inc., (ii) of our report dated September 5, 1997, on our audits of the financial statements and financial statement schedule of Looney & Company, (iii) of our report dated August 15, 1997 of our audits of the financial statements of Klein, Bury & Associates,
(iv) of our report dated September 4, 1997, of our audits of the financial statements of G&G Court Reporters, (v) of our report dated September 19, 1997, of our audits of the financial statements of San Francisco Reporting Service,
(vi) of our report dated September 5, 1997, of our audits of the financial statements of Legal Enterprise, Inc., (vii) of our report dated August 29, 1997, of our audits of the financial statements of Elaine P. Dine, Inc.,
(viii) of our report dated September 5, 1997, of our audits of the financial statements of Burton House, Inc. d.b.a. Ziskind, Greene, Watanabe, & Nason,
(ix) of our report dated September 5, 1997 of our audits of the financial statements of Jilio & Associates, (x) of our report dated August 29, 1997, except as to the information presented in Notes 4 and 6, for which the date is September 12, 1997, of our audits of the financial statements of Reporting Service Associates, Inc., (xi) of our report dated August 29, 1997, of our audits of the financial statements of Kirby A. Kennedy & Associates, (xii) of our report dated September 19, 1997 of our audits of the financial statements of Johnson Court Reporting Group, (xiii) of our report dated October 21, 1997, of our audits of the financial statements of Amicus One Legal Support Services, Inc., (xiv) of our report dated September 19, 1997 of our audits of the financial statements of Block Court Reporting, Inc., and (xv) of our report dated September 22, 1997, of our audits of the financial statements of Commander Wilson, Inc. We also consent to the references to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas

December 17, 1997